Exhibit 10.7

NON-QUALIFIED STOCK OPTION AGREEMENT

            THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) entered into as of __________, 2018 (the “Grant Date”) between Forward Industries, Inc. (the “Company”) and ______ (the “Optionee”).  The “Company” shall include subsidiaries and/or affiliates of the Company.

            WHEREAS, by action taken by the Board of Directors (the “Board”) it has adopted the 2011 Long Term Incentive Plan (the “Plan”); and

            WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants and directors, the Company has granted the Optionee the right to purchase the common stock of the Company pursuant to stock options.

            NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

            1.         Grant of Non-Qualified Options.  The Company irrevocably granted to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of ________ shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth.  This Agreement replaces any stock option agreement or offer letter previously provided to the Optionee, if any, with respect to these Options.  The Optionee acknowledges receipt of a copy of the Plan, as amended.

            2.         Price.  The exercise price of the Options is $________ per share.

            3.         Vesting - When Exercisable.

                        (a)        The Options vest _____________.

                        (b)        Subject to Sections 3(c) and 4 of this Agreement, the Options may be exercised until 6:00 p.m. New York time for five years from the Grant Date (the “Expiration Date”).

                        (c)        Notwithstanding any other provision of this Agreement, at the discretion of the Board or the Committee (as defined in the Plan), all Options will be immediately forfeited if any of the following events occur, if the Optionee:

                                    (1)        purchases or sells securities of the Company in violation of the Company’s insider trading guidelines then in effect; (2) breaches any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect; (3) fails to assign any invention, technology, or related intellectual property rights to the Company if such assignment is a condition of any agreement between the Company and the Optionee; or (4) acts in a disloyal manner to the Company.

            4.         Termination of Relationship.

                        (a)        If for any reason, except death or disability as provided below, the Optionee ceases to act as a director of the Company, all Options may be exercised by the Optionee at any time and up until three months following the termination of service.

                        (b)        If the Optionee’s services in the capacity for which the Options were granted are terminated as a result of the Optionee’s death, the Optionee’s estate or any Transferee, as defined herein, shall have the right to exercise the Optionee’s Options on or before one year from the date of the Optionee’s death.  For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

                        (c)        If the Optionee is unable to perform services in the capacity for which the Options were granted as a result of becoming disabled, within the meaning of Section 22(e)(3) of the Code, the Optionee shall have the right to exercise the Options on or before one year from that date.

                        (d)        Notwithstanding anything contained in this Section 4, the Options may not be exercised after the Expiration Date.

            5.         Profits on the Sale of Certain Shares; Redemption.  If any of the events specified in Section 3(c) of this Agreement occur within one year following the date the Optionee last performed services in the capacity for which the Options were granted (the “Termination Date”) (or such longer period required by any written agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying the Options, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the Optionee to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of this Option by payment of the exercise price to the Optionee.  To the extent that another written agreement with the Company extends the events in Section 3(c) beyond one year following the Termination Date, the two-year period shall be extended by an equal number of days.  The Company’s rights under this Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

            6.         Method of Exercise.  The Options shall be exercisable by a written notice which shall:

(a)        state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, address and social security number of such person (or if more than one, the names, addresses and social security numbers of such persons);

(b)        if applicable, contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 10 hereof;

(c)        be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

(d)        be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the exercise price multiplied by the number of underlying shares being purchased either in cash, by wire transfer, or by certified check or bank cashier’s check, payable to the order of the Company; and

(e)        be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment. Such withholding may be in the shares underlying the Options at the sole discretion of the Company.

            The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

            7.         Anti-Dilution Provisions.  The Options shall have the anti-dilution rights set forth under Section 4.4 in the Plan.

            8.         Necessity to Become Holder of Record.  Neither the Optionee, the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any of the shares underlying the Options until such person shall have become the holder of record of such shares.  No cash dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

            9.         Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause.  The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 3 and 4 of this Agreement.

            10.       Conditions to Exercise of Options.  If a Registration Statement on Form S-8 (or any other successor form) is not effective as to the shares of common stock issuable upon exercise of the Options, the remainder of this Section 10 is applicable as to federal law.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares underlying the Options are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

            The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of the shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

            11.       Parties Bound by Plan.  The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and the Optionee’s respective successors in interest.

            12.       Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

            13.       Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

            14.       Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or email (followed by receipted delivery) as follows:

The Optionee:	To the Optionee at the address or email address provided on the signature page of this Agreement

The Company:	Forward Industries, Inc.
477 S. Rosemary Avenue, Suite 219
West Palm Beach, Florida 33401
Attention: CFO
_________@forwardindustries.com

or to such other address as either of them, by notice to the other may designate from time to time.

            15.       Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

            16.       Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of New York without regard to choice of law considerations.

            17.       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual, PDF, electronic or facsimile signature.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

FORWARD INDUSTRIES, INC.

By:

Chief Financial Officer

OPTIONEE:

Address: _______________________

_______________________________

Email: _______________.com

[Signature Page to Stock Option Agreement]